UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 24, 2011
VF CORPORATION
(Exact name of registrant as specified in charter)

Pennsylvania	1-5256	23-1180120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
105 Corporate Center Boulevard
Greensboro, North Carolina 27408
(Address of principal executive offices)
Registrant’s telephone number, including area code: (336) 424-6000
N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 7.01 Regulation FD Disclosure
  Item 8.01 Other Events
     On August 24, 2011, V.F. Corporation (the “Company”) closed its sale of $400,000,000 aggregate principal amount of floating rate notes due 2013 (the “Floating Rate Notes”), and $500,000,000 aggregate principal amount of 3.500% notes due 2021(the “Fixed Rate Notes,” and together with the Floating Rate Notes, the “Notes”) pursuant to the Underwriting Agreement, dated August 17, 2011, among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein. The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to a registration statement on Form S-3 (File No. 333-175700) previously filed with the Securities and Exchange Commission under the Act.
     The net proceeds received by the Company, after deducting the underwriting discount and estimated offering expenses payable by the Company, were approximately $892 million. The Company intends to use the net proceeds from this offering together with cash on hand and short-term borrowings to finance the aggregate purchase price of its acquisition of The Timberland Company. The Notes are the unsecured obligations of V.F. Corporation and rank equally with all of its other unsecured and unsubordinated indebtedness.
     The Notes were issued pursuant to an Indenture, dated as of October 15, 2007, between the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as Trustee (the “Trustee”), as amended by the First Supplemental Indenture, dated as of October 15, 2007, between the Company and the Trustee, and the Second Supplemental Indenture, dated as of August 24, 2011, between the Company and the Trustee (as so amended, the “Indenture”). The Floating Rate Notes will bear interest at a floating rate, reset quarterly, equal to the three-month LIBOR rate for U.S. dollars plus 0.750% (75 basis points) per year and the Fixed Rate Notes will bear interest at the rate of 3.500% per year. Interest on the Floating Rate Notes is payable quarterly on each February 23, May 23, August 23 and November 23, commencing November 23, 2011. Interest on the Fixed Rate Notes is payable semi-annually in arrears on March 1 and September 1, of each year, commencing March 1, 2012. The Floating Rate Notes will mature on August 23, 2013, and the Fixed Rate Notes will mature on September 1, 2021.
     The forgoing description of the issuance, sale and terms of the Notes does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, the Indenture and the Second Supplemental Indenture entered into in connection therewith. The Underwriting Agreement and the Second Supplemental Indenture are attached hereto as Exhibits 1.1 and 4.2 and the Indenture is incorporated herein by reference.
  Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
     The following are furnished as exhibits to this report:

1.1
Underwriting Agreement, dated as of August 17, 2011 among V.F. Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

4.1	Form of Indenture (Filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (File No. 333-146594 and incorporated herein by reference).

4.2	Second Supplemental Indenture, dated as of August 24, 2011, between V.F. Corporation and The Bank of New York Mellon Trust Company, N.A.

4.3	Form of Floating Rate Notes due 2013.

4.4	Form of Fixed Rate Notes due 2021.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION
Date: August 24, 2011	By:	/s/ Robert K. Shearer
		Name:	Robert K. Shearer
		Title:	Senior Vice President and Chief Financial Officer